U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 3, 2015
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch CO,	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303)-734-1727
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers
On July 3, 2015, Advanced Emissions Solutions, Inc. (the “Company”) and A. Bradley Gabbard, Chief Financial Officer of the Company, entered into an employment agreement on similar terms as the original employment agreements filed previously for the other executive officers of the Company. Mr. Gabbard also entered into a rider to his employment agreement (the “Rider”) based off the standard form used by the Company for new executive officers except for specific terms regarding post-employment benefits and restrictive covenants. If Mr. Gabbard’s employment is terminated without Cause or for Good Reason, both as defined in the Rider, prior to the first anniversary of his hire date, he is entitled to ongoing base salary payments through the date of such anniversary. Additionally, Mr. Gabbard’s restricted stock award granted pursuant to the Company’s 2015 Long-Term Incentive Plan under the Company’s Amended and Restated 2007 Equity Incentive Plan, as amended (the “2007 Plan”), will vest as described in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 16, 2015, File No. 000-54992, except that if his employment is terminated without Cause or for Good Reason, vesting will no longer be subject to Mr. Gabbard’s Continuous Service, as defined in the 2007 Plan. Mr. Gabbard will not be subject to any restrictive covenants, such as a non-compete period, after the termination of his employment with the Company other than standard, ongoing confidentiality obligations.
The foregoing description of Mr. Gabbard’s Rider is only a summary, and we refer you to the full text of the Rider, which is incorporated by reference hereto, filed as Exhibit 10.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Rider to Employment Agreement between Advanced Emissions Solutions, Inc. and A. Bradley Gabbard dated July 3, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 9, 2015

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Rider to Employment Agreement between Advanced Emissions Solutions, Inc. and A. Bradley Gabbard dated July 3, 2015.

3